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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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        (Date of report)                            APRIL 26, 2007
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        (Date of earliest event reported)           APRIL 26, 2007
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                        NORTHERN BORDER PIPELINE COMPANY
             (Exact name of registrant as specified in its charter)

            TEXAS                       333-88577                74-2684967
(State or other jurisdiction           (Commission             (IRS Employer
      of incorporation)                File Number)          Identification No.)

                       13710 FNB PARKWAY, OMAHA, NEBRASKA
                    (Address of principal executive offices)

                                   68154-5200
                                   (Zip code)

                                 (402) 492-7300
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Securities Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 2.02     RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

The information disclosed under Item 7.01 below is incorporated herein by reference.

ITEM 7.01     REGULATION FD DISCLOSURE.

Our summarized operating and financial information for the three months ended March 31, 2007 and 2006 and as of March 31, 2007 and December 31, 2006 is as follows:

                                                                           Three months ended
                                                                                March 31
                                                                        -------------------------
(unaudited)                                                                 2007           2006
-------------------------------------------------------------------     -----------   -----------
OPERATING RESULTS
Gas delivered (million cubic feet)                                          199,988       210,711
Average throughput (million cubic feet per day)                               2,280         2,403

FINANCIAL RESULTS (millions of U.S. dollars)
Operating revenues                                                             79.6          79.8
Operating expenses
  Operations and maintenance                                                   10.4           9.4
  Depreciation and amortization                                                15.3          14.6
  Taxes other than income                                                       7.4           8.1
                                                                        -----------   -----------
Total operating expenses                                                       33.1          32.1
                                                                        -----------   -----------
Operating income                                                               46.5          47.7
Interest expense, net                                                         (10.8)        (10.7)
Other income, net                                                               0.4           0.4
                                                                        -----------   -----------
Net income                                                                     36.1          37.4
                                                                        ===========   ===========

CAPITAL EXPENDITURES (millions of U.S. dollars)
-------------------------------------------------------------------     -----------   -----------
Maintenance                                                                     0.4           3.3
Growth                                                                           --           6.6


                                                                         MARCH 31,    December 31,
                                                                           2007          2006
SUMMARY BALANCE SHEET DATA (millions of U.S. dollars)                   (UNAUDITED)   (unaudited)
-------------------------------------------------------------------     -----------   -----------
Total assets                                                                1,539.5       1,544.7
                                                                        ===========   ===========
Other current liabilities and reserves and deferred credits                    51.0          49.8
Long-term debt (including current maturities and notes payable)               622.3         619.8
Partners' capital                                                             865.7         874.1
Accumulated other comprehensive income                                          0.5           1.0
                                                                        -----------   -----------
Total liabilities and partners' equity                                      1,539.5       1,544.7
                                                                        ===========   ===========

Our net income for the first quarter of 2007 was $1.3 million lower when compared to the same period last year. The reduction in our net income for the first quarter was primarily due to increased operating expenses. Our average contracted capacity was similar in the first quarter of 2007 to the same period last year.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                  Northern Border Pipeline Company
                                  By: TransCanada Northern Border Inc.,
                                      Operator

Date: April 26, 2007              By: /s/ Patricia M. Wiederholt
                                      ------------------------------------------
                                      Patricia M. Wiederholt
                                      Principal Financial Officer and Controller


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